                                                                    EXHIBIT 4.21






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                      UNION-TRANSPORT EXECUTIVE SHARE PLAN

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                    amended and restated as of 30 April 2002

                              Maitland & Co, Dublin
                                16, Windsor Place
                                    Dublin 2
                                      Eires
                            Tel: [+353] (01) 663 5800
                           Fax: [(+353] (01) 663 5801
                              (ESOP1290402restated)







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                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----

1.      BACKGROUND...................................................................1

2.      INTERPRETATION...............................................................1

3.      ADMINISTRATION OF THE PLAN...................................................6

4.      SHARES SUBJECT TO THE PLAN...................................................7

5.      ELIGIBILITY..................................................................8

6.      GRANTS.......................................................................8

7.      OPTION.......................................................................9

8.      PAYMENT FOR PLAN SHARES......................................................9

9.      RIGHTS ATTACHING TO PLAN SHARES.............................................10

10.     DETERMINATION OF FAIR MARKET VALUE OF PLAN SHARES...........................10

11.     ADJUSTMENTS IN CERTAIN EVENTS...............................................11

12.     TAKEOVER OF THE COMPANY.....................................................12

13.     NOMINATION AS GRANTEE OF AND/OR TRANSFER TO PERSONAL COMPANIES AND TRUSTS...12

14.     CESSATION OF EMPLOYMENT OR SERVICE..........................................13

15.     TIME OF CESSATION OF SERVICE................................................13

16.     SHARES CEASING TO BE PLAN SHARES............................................13

17.     AMENDMENT OF PLAN AND AMENDMENT AND EXTENSION OF OPTIONS....................13

18.     EMPLOYMENT RIGHTS...........................................................14

19.     SECURITIES LAW REQUIREMENTS.................................................14

20.     GENERAL.....................................................................16

21.     TERMINATION.................................................................16

22.     NOTICES.....................................................................16

23.     APPLICABLE LAW..............................................................18


                    THE UNION-TRANSPORT EXECUTIVE SHARE PLAN

        1. BACKGROUND

           1.1 UTi Worldwide Inc., formerly Union-Transport Inc. ("the Company" or "UTiW") is the listed group holding company of the UTi Worldwide Group of companies which currently conducts, on a global basis, an air and ocean freight business and provides logistics and related services.

           1.2 The Plan, which is administered by Maitland Trustees Limited (having assumed the role from Rothschild Trust Guernsey Limited) as trustees ("the Trustees"), is intended to advance the interests of the Group and certain of its key executives. The Plan seeks to achieve this by offering an incentive to executives (who are able to contribute to the successful management and growth of the Group), to identify themselves more closely with the activities of the Group and to promote its continued growth by giving them an opportunity of acquiring shares in the Company.

           1.3 In 2000, UTiW transferred its stock exchange listing from the Luxembourg Stock Exchange to the Nasdaq stock market and adopted a new share incentive plan, the UTi Worldwide Inc. 2000 Stock Option Plan. It is therefore considered it appropriate for the Plan to be amended and restated so as bring its provisions into greater harmony with those of the 2000 Stock Option Plan, thus enhancing a better understanding among participants and achieving a more effective application of the Plan for their benefit. Accordingly, the Trustees, upon the recommendation of the Company and with the Necessary Consent (as defined in 2.1), and having taken due account of the above considerations hereby amend and restate the provisions of the Plan as set out hereafter PROVIDED THAT to the extent that any amended and restated provision of the Plan shall alter, impair or otherwise adversely affect the rights of any Participant in respect of any Grants made and accepted or Options exercised such provision shall, without the consent of the Participant concerned have no effect as against such Participant in respect of such Grants or Options.

        2. INTERPRETATION

        In the Plan unless the context clearly indicates a contrary intention -

           2.1 the following words and expressions have the meanings set out opposite each of them -

            "Articles"          the Company's Articles of Association;

            "Auditors"          the auditors of the Plan who shall be selected
                                by the Trustees from a list of internationally recognised auditors provided by the Liaison
                                Committee;

            "Board" the board of directors of the Company acting either itself or through any committee constituted by the board (which may but need not comprise members of the Liaison Committee) to which the powers of the board in respect of the Plan have been delegated, and "Board member" shall mean a member of the Board;

            "Capitalization
            Issue" the issue of shares on a capitalization of the Company's profits and/or reserves (including the share premium account and capital redemption reserve fund of the Company);

            "Capitalisation
             Share" a fully paid share allotted in a Capitalisation Issue by the Company;


            "Effective
            Date" the date on which the Vesting period begins to run and shall mean the date on which the Executive was appointed an Executive, or such other date as may be specified in the Option by the Trustees upon the recommendation of the Liaison Committee;

            "Executive"         an employee of any Group company including (for
                                the avoidance of doubt) any director of a Group company and any executive manager of a Group company, who is in full-time salaried employment of a Group company, and who has not given or been given notice to leave the Group;

            "Fair Market
            Value" the fair market value per Plan Share as calculated in accordance with the provisions set out in 10 hereof;

            "Grant" a grant of an option to a Grantee under the Plan by the Trustees upon the recommendation of the Company and with the Necessary Consent;

            "Grant date"        the date on which a Grant is made in respect of
                                the Plan Shares pursuant to the Plan, being the date on which the Trustees, acting upon the recommendation of the Company and with the Necessary Consent, resolve to approve the Grant.
                                If the Trustees resolve that a Grant is to be made as of a date in the future, the Grant date shall be that future date;

               "Grantee"        an Executive to whom a Grant is made pursuant to
                                the Plan or any person nominated by an Executive pursuant to 13 hereof as the person to whom the Grant should be made pursuant to the Plan;

               "Group" the Company, its direct and indirect subsidiaries and such other company which is not a subsidiary but which the Company directly or indirectly controls and the term "Group company" means the Company and any such company. For the purpose hereof "control" means, in respect of such other company, direct or indirect beneficial ownership of 50% (fifty percent) or more of the combined voting power of the shares issued by such other company or the right of the Company directly or indirectly to effect an appointment of a majority of the members of the board of directors of such other company or has the right to manage the affairs of such other company;

               "Liaison
               Committee"       the committee (defined in the instrument headed
                                "Declaration of Trust" effective 6 July 1993 and as amended by instrument dated 20 November 1997 establishing the Union-Transport Executive Share
                                Plan) whose first members are R.I. MacFarlane, an executive director of the Company, C.P. Ward an executive director of the Trustees and I.
                                Whitecourt, the senior partner of Price
                                Waterhouse, Luxembourg;

               "Necessary
               Consent"         the consent in writing of the Liaison Committee;

               "Option" an option to purchase Plan Shares in Tranches pursuant to the Plan;

               "Option price"   an amount per Plan Share fixed by the Trustees
                                with the Necessary Consent upon recommendations made by the Company to the Trustees which amount a Participant shall, upon exercise of the Option, pay for each Plan Share, subject to the provisions of clauses 5, 7 and 11. The Option price shall not be less than forty percent (40%) of the Fair Market Value of the Plan Shares on the Grant date;

               "Ordinary Shares"   the voting ordinary Shares of no par value in
                                   the capital of the Company;

               "Participant"       a Grantee or the person to whom the Grantee
                                   has transferred, pursuant to 13 hereof, his rights and obligations in respect of some or all of the Plan Shares arising from the Grant and who has notified the Trustee that he accepts the Grant with effect from the Grant date and, in the event of the death of a Grantee, who has not transferred his rights and obligations in respect of any of the Plan
                                   Shares, or has only transferred his rights and obligations in respect of some (but not all) of the Plan Shares pursuant to 13 hereof, his heirs, executors or administrators;

               "Plan" THE UNION-TRANSPORT EXECUTIVE SHARE PLAN set out in this document, as amended from time to time pursuant to 17 hereof;

               "Plan Shares"       the Ordinary Shares in respect of which
                                   Grants have been made to, and accepted by, a Grantee under the Plan;

               "Rights Offer"      the offer of any securities of the Company to
                                   all holders of Ordinary Shares pro rata to their holdings;

               "Seventh
               Anniversary"        the seventh (7th) anniversary of the
                                   Effective Date, provided that where the
                                   Participant or the Executive (where the
                                   Participant is a person, nominated by the Executive as Grantee pursuant to 13 hereof, or a person to whom the Grantee has transferred rights and obligations pursuant to 13 hereof) was appointed an Executive prior to 1 July 1993, "seventh anniversary" shall mean 1 January 2000;

               "Tranche of
               Plan Shares" or
               "Tranche"           means twenty five per cent (25%) of the total
                                   number of Plan Shares granted to and accepted by a Grantee pursuant to the Plan;

               "Trust" the trust established by declaration under Guernsey Law effective 6 July 1993 and called "The Union-Transport Executive Share Plan", as amended from time to time;

               "Vesting"           subject as provided below, the event, or
                                   events, of exercise of Options pursuant to the Plan in respect of Plan Shares, by virtue of which the Participant shall become entitled, as owner of such Plan Shares, to all rights including, without limitation, the right to receive (with effect from the date of Vesting) dividends declared in respect of, and the proceeds of Rights Offers, Capitalization Issues, and similar issues of shares arising from, such vested Plan Shares;
                                   PROVIDED THAT:

                                   - "Vesting" of any Tranche of Plan Shares shall be conditional upon:

                                     (i)    payment in full of the Option price
                                            to the Trustees for such Tranche(s)
                                            of Plan Shares;

                                     (ii)   the Executive to which the relevant
                                            Option relates still being on the
                                            date of actual Vesting in the employ
                                            of a Group company and not having
                                            given or been given notice to leave
                                            the Group; and

                                     (iii)  payment in full to the Trustees or
                                            the relevant Group company of
                                            sufficient monies to meet any
                                            taxation or social security
                                            obligations as may be payable under
                                            20.1 hereof in respect of such
                                            Tranche(s) of Plan Shares.

                                    "Vesting" shall occur on the later of -

                                    (a)     the Vesting date(s) in respect of
                                            any Tranche of Plan Shares in
                                            respect of which an Option has been
                                            exercised by a Participant; and

                                    (b)     the date on which the payment
                                            obligations under (i) and (ii) above
                                            have been discharged in full,
                                            provided that this shall be no later
                                            than the Seventh Anniversary;

           "Vesting date(s)"        the fourth (4th) through Seventh (7th)
                                    Anniversaries of the Effective Date,
                                    provided that where the Participant or the Grantee (where the Participant is a person nominated by the Grantee pursuant to 13 hereof) was appointed an Executive prior to 1 July 1993, "Vesting date(s)" shall mean the third (3rd) through sixth (6th) anniversaries of 1 January 1994, and "the first" "second" "third" and "the fourth
                                    Vesting date" shall, in each case, be
                                    construed accordingly;

           "Vesting period"         the period beginning on the Effective Date
                                    and ending on the fourth, fifth, sixth
                                    Vesting date and Seventh Anniversary, as the case may be.

           "Waiting Period"         the initial period before any Option can be
                                    exercised and before any Vesting of Plan
                                    Shares shall occur, and shall mean the
                                    period ending on the third (3rd) anniversary of the Effective Date for all Grantees except those in respect of whom the Effective Date was 1 July 1993 when "Waiting
                                    Period" shall mean the period ending on 1
                                    January 1996;

           "Year"                   the Company's financial Year.

           2.2 Expressions which denote the singular include the plural and vice versa, any gender includes the other genders, and a natural person include bodies corporate and trusts nominated pursuant to 13 hereof and vice versa.

        3. ADMINISTRATION OF THE PLAN

           3.1 The Plan shall be implemented and administered by the Trustees.

           3.2 The Trustees shall have power to -

               (a) acquire for the purposes of the Plan, Ordinary Shares in the Company either by original subscription or purchase, and upon such terms as they, in their sole and absolute discretion, may deem fit;

               (b) borrow monies either from the Company or with the Necessary Consent from a third party for the purpose of subscribing for or purchasing Ordinary Shares pursuant to the Plan;

               (c) repurchase, and with the Necessary Consent make new Grants of some or all of such repurchased Plan Shares or alternatively resell on the market, Plan Shares;

               (d) The Trustee shall have full power and authority to operate, manage and administer the Plan and interpret and construe the Plan and the terms of all Grant and Option Agreements. The interpretation and construction by the Trustee of any provision of the Plan or of any Grant or Option Agreement shall be final. Neither the Trustee nor any member of its board of directors or other officers and no duly authorised agent of the Trustees shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Option.

           3.3 The Trustees shall have power to exercise such further rights, powers and authorities as may be necessary for the proper execution of their functions under the Plan or as may from time to time be conferred upon them by resolution of the Board.

           3.4 As between the Trustees, acting with consideration to the recommendations of the Company and the Liaison Committee, the determinations of the Trustees in the implementation and administration of the Plan shall be final and conclusive.

           3.5 No Trustee, member of the Liaison Committee or Board member shall be liable to any Executive, Grantee or Participant for any action or determination made in good faith with respect to the Plan.

           3.6 If Participants who are subject to Section 16 of the Exchange Act are to receive Grants hereunder, such Grants shall be approved by the Liaison Committee, or the Board, or a subcommittee of the Board, consisting solely of two or more directors each of whom shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended.

        4.     SHARES SUBJECT TO THE PLAN

           4.1 The shares subject to the Plan shall be Ordinary Shares.

           4.2 Subject to their having sufficient funds available, the Trustees shall from time to time purchase or subscribe for such number of Ordinary Shares as will enable the Trustees to give effect to and implement the Plan.

           4.3 Plan Shares shall vest subject to the provisions of the Plan, the Articles, and the agreement or agreements of employment which govern Executive relationships with the Group provided that, without limiting the generality of the foregoing, the Participant shall have no right, prior to Vesting pursuant to the Plan, to participate in or otherwise benefit economically from any Rights Offers and Capitalization Issues and in the dividends declared from time to time by the Company in respect of those Plan Shares, the Grant of which has been accepted, but which have not yet vested.

        5. ELIGIBILITY

        Executives or any person nominated by them (as Grantees) pursuant to 13 hereof, shall be eligible to and shall participate in the Plan only if and to the extent that Options are Granted to, or assigned and transferred to, and are accepted by them.

        6. GRANTS

           6.1 The Trustees may from time to time, with consideration to the recommendation of the Company and with the Necessary Consent, Grant Options to named Executives or to persons nominated as Grantees by such Executives pursuant to 13 hereof, which Options shall be exercised at the Option price.

           6.2 Every Option Granted pursuant to 6.1 hereof shall provide a summary of the Plan and shall specify -

               (a) the name of the Grantee;

               (b) the number of Ordinary Shares in respect of which the Option is Granted;

               (c) the Effective Date;

               (d) the Grant date;

               (e) the Option price;

               (f) the terms of payment which will apply;

               (g) a schedule of the relevant Vesting dates;

               (h) the last date on which the Option shall be exercisable.

           6.3 A Grant -

               (a) shall, subject to 13 hereof, be personal to and shall be capable of acceptance only by the Grantee to whom it is addressed;

               (b) shall, unless otherwise specified in it, be accepted by notice in writing, in such form as the Trustees may stipulate, which notice shall be delivered to the Trustees within 30 (thirty) days of the Grant date;

               (c) may be accepted and the Option pursuant thereto exercised in full only in respect of those Plan Shares which are eligible to vest on each of the Vesting dates.

           6.4 Each acceptance of a Grant shall be upon the terms of and be subject to and governed by the provisions of this document.

        7. OPTION

           7.1 Subject to 7.2 hereof, Options shall be in respect of Tranches of Plan Shares as are eligible to vest on each of the Vesting dates.

           7.2 A Participant shall be entitled to exercise his Option by notice in writing given by the Participant to the Trustees, by no later than fourteen
(14) days (or such shorter period as the Trustees may otherwise allow):-

               (a) on or before the first Vesting date in respect of no more than one (1) Tranche of Plan Shares; and

               (b) on or before the second Vesting date in respect of one (1) further Tranche but no more than two (2) Tranches of Plan Shares in all in the event that the Participant had not exercised his Option pursuant to (a) hereof; and

               (c) on or before the third Vesting date in respect of one (1) further Tranche but no more than three (3) Tranches of Plan Shares in all in the event that the Participant had not exercised his Options pursuant to (a) and (b) hereof; and

               (d) on or before the fourth Vesting date for all remaining unvested Plan Shares in respect of which he had not exercised his Options pursuant to (a),(b) and (c) hereof.

           7.3 No Option in respect of Plan Shares shall be exercisable

               (a) before the expiration of the Waiting Period; and

               (b) after the one hundred and eightieth day after the Seventh Anniversary.

        8. PAYMENT FOR PLAN SHARES

           8.1 Payment of the Option price for the Plan Shares shall, in respect of Options which have been exercised pursuant to 7 hereof, and unless the Participant gives prior written notice to the Trustees in writing that he wishes to defer payment for that Tranche until a specified subsequent Vesting date or until the Seventh Anniversary as the case may be, be made in full to the Trustees on or before the Vesting date(s) (or by such later date(s) as the Trustees acting with the Necessary Consent shall allow upon such terms as they see fit as to interest or otherwise) but by no later than one hundred and eighty
(180) days after the Seventh Anniversary, failing which any and all rights to that Tranche or those Tranches of Plan Shares, in respect of which the Option has been exercised pursuant to 7 hereof shall lapse without compensation.

           8.2 Any bonuses (net of tax, if any) payable to an Executive pursuant to his employment with a Group company shall, unless and to the extent that the Trustees after consultation with the Liaison Committee shall otherwise agree, be applied towards payment of any outstanding amount of the Option price which may be payable for such Tranche of Plan Shares as have not vested but in respect of which the Participant (being either the Executive himself or the Participant who qualifies pursuant to 13 hereof) had exercised his Option. The Company shall account direct to the Trustees for any such amounts.

           8.3 Any Participant may after the expiration of the Waiting Period, in advance of the Vesting date(s), make a prepayment to the Trustees of part or all of the Option price owing in respect of such Tranche of Plan Shares as have not vested but in respect of which the Participant has exercised his Option, and all amounts of bonuses paid pursuant to 8.2 and received by the Trustees shall be deemed to be a prepayment for the purposes of this clause 8.3.

           8.4 Subject to a maximum amount equal to the aggregate of the total Option price owing, a Participant who has made (or who shall be deemed to have made) such a prepayment shall be entitled to interest on the aggregate amount of monies so prepaid calculated at an annual rate equal to LIBOR for six (6) months for United States dollars. All such prepayments as are not applied by the Trustees towards settlement of any portion of the Option price as shall be owing and due, shall be repaid, and all accrued interest so determined shall be paid to the Participant within one (1) month of the Seventh Anniversary.

           8.5 The Trustees shall be entitled in their absolute discretion to sell for United States dollars any and all monies received by them in a currency other than United States dollars from an Executive, a Participant, the Company itself or from a Group Company, in respect of a specified Executive.

        9. RIGHTS ATTACHING TO PLAN SHARES

        Before Vesting no Participant shall be entitled to participate in any Rights or Capitalization Issue or to receive (or enjoy the economic benefit of) any dividends in respect of any Plan Shares granted to and accepted by or otherwise acquired by him.

        10. DETERMINATION OF FAIR MARKET VALUE OF PLAN SHARES

            10.1 The Fair Market Value of a Plan Share at any date shall be equivalent to the last sale price on the date of valuation, or if no sale occurred on that date, the last sale price on the business day immediately prior to the date of valuation, or, if no sale occurred on such date, then the mean between the highest bid and lowest asked prices as of the close of business on the business day immediately prior to the date of valuation, as reported on the Nasdaq Stock Market, Inc. ("Nasdaq"), for so long as the Plan Shares are traded on the National Market System (the "NMS") of The Nasdaq;

            10.2 If the Shares are listed although not traded on the NMS but are otherwise traded over-the-counter in the United States, the mean between the highest bid and lowest asked prices quoted on Nasdaq as of the close of business on the date of valuation, or, if on such day such Shares are not quoted in Nasdaq, the mean between the representative bid and asked prices on such date in the United States over-the-counter market as reported by the OTC Bulletin Board or the National Quotation Bureau, Inc., or any similar successor organization;

           10.3 If neither clause (i) nor (ii) above applies but the listing of the Plan Shares on the Nasdaq is not suspended, the Fair Market Value shall be determined by the Trustee in good faith after consultation with the Liaison Committee. Such determination shall be conclusive and binding on all persons.

           10.4 If the listing as aforesaid of the Plan Shares is suspended, at any time, the Fair Market Value shall be determined by the Auditors acting as expert valuers and not as arbitrators. For this purpose, the information which in such circumstances would be made available to a willing buyer and a willing seller including the middle market price of a listed Plan Share on the trading day immediately preceding the date on which the listing was suspended and, if available, the middle market price of a listed Plan Share on the first trading day immediately following the date on which the suspension was lifted. The decision of the Auditors shall be final and binding on the Liaison Committee, the Trustees, the Company and the Participants. Notwithstanding anything to the contrary in the Plan, the effective date of the sale of any Plan Shares purchased by the Trustees from a Participant during the period of any suspension of the listing of the Plan Shares, shall be deemed to be the date on which such suspension is lifted or the date of the first determination of the Fair Market Value of the Plan Shares by the Auditors after the date of sale, whichever is earlier.

        11. ADJUSTMENTS IN CERTAIN EVENTS

            11.1 In the event of the Company splitting or consolidating its shares, reorganizing its share capital or making any distribution to shareholders of dividends in specie in the form of shares, the Trustees may, in their discretion, make an adjustment to the number of Plan Shares subject to Options then outstanding, to any Option price relating to Grants, and to any other provisions relating to Grants affected by such change, provided that the Auditors (acting as experts, and not as arbitrators) shall have confirmed in writing that in their opinion such adjustment is fair and reasonable.

            11.2 The Trustees may also make adjustments to take into account material changes in law or in accounting principles or practices in relation to mergers, consolidations, acquisitions, dispositions, repurchases or similar corporate transactions or any other event, if it is determined by the Trustees that adjustments are appropriate to avoid distortion in the operation of the Plan, as amended provided that no such adjustments (other than those required by law) may adversely affect the rights of any Participant without that Participant's written consent under any Option previously Granted and accepted.

        12. TAKEOVER OF THE COMPANY

            12.1 Should control of the Company pass to a person or to two (2) or more persons acting in concert, then the Trustees shall, after consultation with, and taking advice of, the Liaison Committee and within thirty (30) days of such change of control becoming binding -

                 (a) resolve whether or not in respect of unvested Plan Shares the Plan shall continue in force; and

                 (b) advise the Participants of their decision in this regard.

        For the purpose of this clause 12 "control" means:

                     (i) beneficial ownership of 50% (fifty percent) or more of the combined voting power of the issued voting securities of the Company; or

                     (ii) the power to appoint more than half of the members of the board of the Company; or

                     (iii) the right to manage the affairs of the Company.

        It shall be in the absolute discretion of the Trustees to determine whether or not any form of reconstruction or amalgamation of the Company under its governing law, constitutes a change of control as envisaged in this clause 12.

            12.2 If the Trustees resolve in terms of 12.1 that the Plan shall continue in force then a Participant shall remain subject to all the terms and conditions of the Plan.

        13. NOMINATION AS GRANTEE OF AND/OR TRANSFER TO PERSONAL COMPANIES AND TRUSTS

        Notwithstanding anything to the contrary in the Plan, an Executive to whom a Grant is made shall be entitled to nominate as Grantee (being the person to whom the Grant should be made in the stead of the Executive), and a Grantee shall be entitled to transfer his rights and obligations in respect of any or all of the Plan Shares accepted by him to:-

            13.1 a company, all the issued shares of which are beneficially owned by the Executive or the Grantee; or

            13.2 any trust which is for the intended benefit (discretionary or otherwise) of the Executive, and the spouse and/or descendants of such Executive; or

            13.3 a company, all the issued shares of which are owned by a trust as described in 13.2;

        provided that -

            13.4 the nominee/transferee company or trust shall have entered into a written agreement with the Trustees in terms satisfactory to the Trustees under which the nominee/transferee agrees to be bound by the provisions of the Plan as if the nominee/transferee were the Executive or Grantee in question, as the case may be, and such Executive shall remain liable jointly and severally with the nominee/transferee to the Trustees for the obligations assumed by the nominee/transferee; and

               13.5 the nominee/transferee shall have undertaken in such written agreement that before it ceases to be a company or trust as described in 13.1,
13.2 or 13.3, as the case may be, it shall have re-transferred its rights and obligations in respect of any and all of the Plan Shares in question to another company or trust as described in 13.1, 13.2 or 13.3 or to the Executive or Grantee as the case may be, in person.

        14. CESSATION OF EMPLOYMENT OR SERVICE

        If a Grantee or where the Grantee is not a natural person, the Executive, ceases for any reason or no reason, whether voluntarily or involuntarily, with or without cause, whether pursuant to death, disability or retirement or otherwise, to be employed by the Company or otherwise provide services to the Company, such Grantee or Executive shall have the right, subject to the restrictions referred to in 13 hereof to exercise the Option at any time within ninety (90) days after such cessation, but only to the extent that, at the date of such cessation, the Grantee's right to exercise the Option had vested hereunder and had not previously been exercised.

        15. TIME OF CESSATION OF SERVICE

        For purposes of this Plan, the Executive's employment or service shall be deemed to have ceased or be terminated on the date when the Executive's employment or service in fact ceased for or terminated.

        16. SHARES CEASING TO BE PLAN SHARES

        Shares shall cease to be Plan Shares pursuant to the Plan upon Vesting.

        17. AMENDMENT OF PLAN AND AMENDMENT AND EXTENSION OF OPTIONS

        The Trustees may with the Necessary Consent:

            17.1 amend the Plan, provided that no such amendment shall, without the consent of the Participant concerned, alter, impair or otherwise adversely affect the rights of any Participant in respect of any Grants already made and accepted; and

            17.2 within the limitations of the Plan, amend the terms of any Option, accelerate the rate at which an Option may be exercised, extend or renew outstanding

Options or accept cancellation of outstanding Options (to the extent not previously exercised) in return for the granting of new Options in substitution therefor, provided that no such amendment shall, without the consent of the Participant concerned, alter, impair or otherwise adversely affect the rights of any Participant in respect of any Grants already made and accepted.

        18. EMPLOYMENT RIGHTS

            18.1 Neither the adoption of the Plan, nor the acceptance of a Grant by the Participant, shall confer upon any Executive any right to continued employment with any Group company or affect in any way the right of any Group company to terminate an employment relationship at any time. Neither the Trustees nor the Liaison Committee nor the Company nor any Group company shall be liable for the loss of existing or potential profit in Grants made and accepted under the Plan in the event of the termination of an employment relationship.

            18.2 Notwithstanding anything to the contrary contained in the Plan, in the event that an Executive ceases to be in the employ of a Group Company or is given notice to leave the employ of the Group, and the Liaison Committee so directs, the Trustees may:

                 (a) permit the relevant Participant to exercise all or any of his Option(s); and/or

                 (b) allow all or any unvested Plan Shares to vest

            in each case on such terms as the Trustees with the Necessary Consent decide.

        19. SECURITIES LAW REQUIREMENTS

            19.1 LEGALITY OF ISSUANCE

            No Shares shall be issued upon the exercise of any Option unless and until the Company has determined that:

                 (a) it and the Grantee have taken all actions required to register the offer and sale of the Plan Shares under all applicable securities laws, including the Securities Act, or to perfect an exemption from the registration requirements thereof;

                 (b) any applicable listing requirement of any stock exchange on which the Shares are listed has been satisfied; and

                 (c) any other applicable provision of law has been satisfied.

            19.2 RESTRICTIONS ON TRANSFER

                 (a) Representations of Grantee; Legends

                 Regardless of whether the offering and sale of Shares under the Plan has been registered under the Securities Act or has been registered or qualified under the securities laws of any country, the Company may impose restrictions upon the grant of Options and the sale, pledge or other transfer of Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any country or any other law. In the event that the sale of Shares under the Plan is not registered under the Securities Act or the securities law of any other country, but exemptions are available which require that the Grantee make various representations and warranties, the Company may require such representations and warranties from the Grantee as are deemed necessary or appropriate by the Company and its counsel as a condition precedent to granting any Options or issuing any Shares. To the extent that restrictive legends or other notations are required with regard to any Shares, the Company shall be entitled to put such legends or notations as appropriate in its register of members and, to the extent that the certificates are issued representing such Shares, the Company shall be entitled to place such restrictive legends and notations as are deemed necessary or appropriate by the Company and its counsel in order to comply with any applicable law. In the event the sale of the Shares is not registered under the Securities Act, to the extent the Company and its counsel deem it advisable, the Shares shall bear the following restrictive legend:

               "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY TRANSFER OR PLEDGE OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER OR PLEDGE TO COMPLY WITH THE ACT."

                 Any determination by the Company and its counsel in connection with any of the matters set forth in this clause 19 shall be conclusive and binding on all persons.

                 (b) Registration or Qualification of Securities

                 The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act, the securities laws of any country or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under the Plan to comply with any law.

                 (c) Exchange of Certificates

                 If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

        20. GENERAL

            20.1 If the Trustees or any Group Companies are at any time required to account to any taxation authority for taxation and/or social security contributions as a consequence of the provision to any Participant of any benefits hereunder (whether as a result of the Vesting of Plan Shares or otherwise), the relevant Participant shall forthwith pay to the Trustees or the relevant Group Company an amount equal to the taxation and/or social security contributions for which the Trustees are so liable.

            20.2 Nothing in this Plan shall require the Trustees to take any action which may result in the breach of any law or regulatory requirement to which the Trustees may from time to time be subject, including (without prejudice to the generality of the foregoing) the rules and regulations of any stock exchange on which the Plan Shares are from time to time listed.

        21. TERMINATION

        The Trustees may at any time resolve to terminate the Plan, in which event no further Option shall be Granted, but the provisions of the Plan shall, in relation to options then subsisting, continue in full force and effect.

        22. NOTICES

            22.1 Any notification or other notice in writing which the Trustees are required to give or may wish to give, to any Executive or Participant, in relation to the Plan shall be sufficiently given if delivered to him by hand or sent through the post by pre-paid cover addressed to the Executive or Participant at the last address known to the Trustees as being the address of the Executive or of the Participant. Any certificate, notification or other notice in writing required to be given to the Trustees shall be properly given if sent by telefax or telex (and thereafter confirmed by post) to or delivered to the TRUSTEES at-

               C/O MAITLAND MANAGEMENT SERVICES
               B.P. 1361
               L-1013 LUXEMBOURG

               (ATTENTION: M.K.BECKER/S.O'CONNOR)
               TEL:  +352 40 25 05-1
               FAX: +352 40 25 05-66

               E-MAIL: Service@maitlandtrust.com

               All certificates, notices and documents given to the Company shall be properly given if delivered or sent by e-mail or lefax or telex (and thereafter confirmed by post) to or delivered to the COMPANY at

               C/O MAITLAND MANAGEMENT SERVICES
               B.P. 1361
               L-1013 LUXEMBOURG

               (ATTENTION: M.K.BECKER/S.O'CONNOR)
               TEL:  +352 40 25 05-1
               FAX: +352 40 25 05-66

               E-MAIL: Service@maitlandtrust.com

               All certificates, notices and documents given to the LIAISON COMMITTEE shall be properly given if delivered or sent by telefax or e-mail (and thereafter confirmed by post) to or delivered to all of:

               R.I. MACFARLANE      MEMBER OF THE LIAISON COMMITTEE
                                    C/O UTi, SERVICES, INC.
                                    19443 LAUREL PARK ROAD
                                    SUITE # 111
                                    RANCHO DOMINGUEZ
                                    CALIFORNIA 90220
                                    UNITED STATES OF AMERICA
                                    (FAX: +1-310-604 8411
                                    (E-MAIL: rmacfarlane@go2uti.com)

               M.K.BECKER           MEMBER OF THE LIAISON COMMITTEE
                                    (SEE MAITLAND MANAGEMENT SERVICES ABOVE)
                                    (E-MAIL: m.becker@maitlandtrust.com)

              I. WHITECOURT        MEMBER OF THE LIAISON COMMITTEE
                                   PRICEWATERHOUSECOOPERS
                                   400, Route d'Esch
                                   B.P. 1443
                                   L-1014 LUXEMBOURG,
                                   L-1930 LUXEMBOURG
                                   (FAX: +352 49 48 48-2900)
                                   (E-MAIL: ian.whitecourt@lu.pwcglobal.com)

            Any certificate, notification or other notice sent by post (including the acceptance of a Grant) shall be deemed delivered on the tenth
(10th) clear day following the date of posting. All certificates, notices and documents given by or to an Executive or Grantee or Participant or his nominee shall be sent at his, their or its risk.

            22.2 Participants shall have made available to them copies of all notices and other documents sent by the Company to its shareholders in general.

        23. APPLICABLE LAW

        The Plan and all determinations made and related actions taken by the Trustees, the Liaison Committee, the Board, the Company, the Executive, the Grantee and/or the Participant in relation to the Plan shall be governed by the laws of the Bailiwick of Guernsey, Channel Islands, and shall be construed accordingly and each party hereby submits to the non-exclusive jurisdiction of the courts of the Bailiwick of Guernsey, Channel Islands in connection herewith.

SIGNED SEALED AND DELIVERED
in the presence of:-


THE COMMON SEAL OF
MAITLAND TRUSTEES LIMITED
was hereunto affixed in the presence of:-



   /s/ Rory Kerr                              /s/ Malcolm Becker
--------------------------                    -------------------------------
Director                                      Secretary/Authorised Signatory